Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 11, 1999 included (or incorporated by reference) in Westell Technologies, Inc. and Subsidiaries Form 10-K for the year ended March 31, 1999 and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP



Chicago, Illinois
January 26, 2000